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                                                                 EXHIBIT 21.1(1)


                             LIST OF SUBSIDIARIES

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
Aidart Distributors Corp.                                         MGM International Television Distribution Inc.
Aidart Pictures, Inc.                                             MGM LAPTV Inc.
Albino Alligator Productions, Inc.                                MGM Super Productions Inc.
American International Pictures, Inc.                             MGM Television Funding Inc.
Beverly Hills Ninja Productions, Inc.                             MGM Worldwide Television Productions Inc.
Beginning to Roar Inc.                                            MGM/UA, Inc.
Bland Co. I                                                       Midnight Blue Productions, Inc.
Brighton Productions, Inc.                                        Musicways, Inc.
Candantino Music, Inc.                                            OPC Music Publishing, Inc.
Canzione Music, Inc.                                              Orion Home Entertainment Corporation
Cosmic Title Corp                                                 Orion Music Publishing, Inc.
Days Picture Corporation                                          Orion Pictures Acquisition Corporation
Dayton Film Productions, Inc.                                     Orion Pictures Corporation
Donna Music Publications                                          Orion Pictures Distribution (Canada) Inc.
Eighteen Leasing Corporation                                      Orion Pictures Distribution Corporation
Famous Artist Productions                                         Orion Productions, Inc.
Famous Artists Agency, Inc.                                       Orion TV Productions, Inc.
Famous Artists Corporation of New York                            Partnership Picture Corp.
F.P. Productions                                                  Pathe Entertainment Moviesongs, Inc.
Flipper Productions, Inc.                                         Pathe Entertainment Music, Inc.
Goldwyn Films Inc.                                                Pathe Films, Inc.
Goldwyn Entertainment Company, Ltd.                               Pathe Releasing Corp.
Goldwyn International Holdings Inc.                               Pathe TS, Inc.
Grand Talk Inc.                                                   Prep2post Productions Services
Heritage Entertainment, Inc.                                      Purple Photoplays, Inc.
Ivan Tors Music, Inc.                                             Red Corner Production Inc.
Lion Independent Television Inc.                                  Seventeen Leasing Corporation
Lopert Pictures Corporation                                       Singles Productions, Inc.
MCEG Sterling Computer Services                                   Tangled Web Productions, Inc.
MCEG Sterling Development                                         The Azimuth Company, Inc.
MCEG Sterling Entertainment                                       The Mirisch Corporation of Delaware
MCEG Sterling Productions                                         The War at Home Productions, Inc.
Media Resources Credit Corporation                                Three Pictures Corporation
Metro-Goldwn-Mayer Animation, Inc.                                U.A. of Brazil, Inc.
Metro-Goldwyn-Mayer Distribution Co.                              U/A Music Inc.
Metro-Goldwyn-Mayer Home Entertainment Inc.                       United Artists China, Inc.
Metro-Goldwyn-Mayer India, Ltd.                                   United Artists Corporation
Metro-Goldwyn-Mayer Interactive Productions Inc.                  United Artists Corporation of Egypt
Metro-Goldwyn-Mayer International Inc.                            United Artists Corporation of Puerto Rico
Metro-Goldwyn-Mayer Lion Corp.                                    United Artists Europa, Inc.
Metro-Goldwyn-Mayer Motion Picture Co.                            United Artists Music (Belgium), Inc.
Metro-Goldwyn-Mayer Music Inc.                                    United Artists Overseas, Inc.
Metro-Goldwyn-Mayer of China, Inc.                                United Artists Pictures Inc.
Metro-Goldwyn-Mayer Overseas Inc.                                 United Artists Productions Inc.
Metro-Goldwyn-Mayer Pictures, Inc.                                United Artists Television Corp.
Metro-Goldwyn-Mayer Studios Inc.                                  United Lion Music, Inc
MGM and UA Services Company                                       Virgin Vision
MGM Development, Inc.                                             Webspinner, Inc.
MGM DomesticTelevision Distribution Inc.
MGM France Holdings Inc.
MGM Interactive Inc.
MGM International Inc.

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                                       LIST OF SUBSIDIARIES (continued)

Buckminster  Music, Ltd.
Cambridge Holdings Ltd.
Canadian Acquisition Corporation
Cannon Dreamaxe Ltd.
Cannon Film Distribution Nederland B.V.
Cannon Film Distribution V.O.F.
Cannon Film Distributors (UK) Ltd.
Cannon Film Finance Ltd.
Cannon Film Sales Ltd.
Cannon International B.V.
Cannon International V.O.F.
Cannon Irisbook Ltd.
Cannon Music Ltd.
Cannon Nextlow Limited
Cannon S.E. International Ltd.
Cannon Screen Entertainment (Holdings) Ltd.
Cannon Screen Entertainment NV/SA
Cannon Video Benelux B.V.
Cannon Video S.A.
Filmways Pictures (England) Ltd.
Goldwyn Films International Ltd
Les Artistes Associes S.A.
Les Productions Artistes Associes S.A.
London Cannon Films Ltd.
Maubee Productions, Limited
Metro-Goldwyn-Mayer Holdings Ltd. (Canada)
Metro-Goldwyn-Mayer Iberica S.A.
MGM Home Entertainment (Europe) Limited
MGM International B.V.
MGM Nederland B.V.
MGM Production Services (B.C.) Ltd.
MGM Production Services (Canada) Limited
MGM Telecommunications (France) S.A.R.L.
MGM/UA Filmaatschappij B.V.
MGM/UA Home Entertainment Group (Canada) Ltd.
MGM/UA Home Video (UK) Ltd.
MGM/UA South America B.V.
Mintaka Films, B.V.
Orion Pictures Corporation (H.K.) Ltd.
Pathe Entertainment N.V.
Pathe International B.V.
Produzioni Associate Delphos S.A.R.L.
United Artists (Australasia)(Proprietary) Limited
United Artists Corporation GmbH
United Artists Corporation Limited
United Artists Corporation (South Africa)(Proprietary)
   Limited
United Artists Music de Mexico S.A.
United Artists Screen Entertainment Ltd.
Video Service Merchandising B.V.


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